EXHIBIT 10.3

REAFFIRMATION AND AMENDMENT AGREEMENT

THIS REAFFIRMATION AND AMENDMENT AGREEMENT dated as of June 13, 2008 (this “Agreement”), is made among RENTECH ENERGY MIDWEST CORPORATION, a corporation organized under the laws of the State of Delaware (the “Borrower”), RENTECH, INC., a corporation organized under the laws of the State of Colorado (“Holdings”), the Subsidiaries of Holdings (other than the Borrower) identified on the signature pages hereto (the “Subsidiary Guarantors”) and CREDIT SUISSE, Cayman Islands Branch, as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”).

RECITALS

The Borrower entered into that certain Credit Agreement dated as of May 30, 2008 by and among the Borrower, Holdings, certain financial institutions party thereto, as lenders, CREDIT SUISSE, Cayman Islands Branch, as administrative agent and the Collateral Agent (the “Original Credit Agreement”).

The Borrower’s obligations under the Original Credit Agreement are unconditionally guaranteed by Holdings and the Subsidiary Guarantors (collectively, the “Guarantors”) pursuant to the terms of the Guarantee and Collateral Agreement, dated as of May 30, 2008 (the “Guarantee and Collateral Agreement”).  In addition, the Borrower and the Guarantors (collectively, the “Grantors”) have granted Liens (as defined in the Original Credit Agreement) in favor of the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties (as defined in the Guarantee and Collateral Agreement) pursuant to (a) the Guarantee and Collateral Agreement,  (b) the Intellectual Property Security Agreement, dated as of May 30, 2008, and (c) such other Security Documents referred to in the Original Credit Agreement (collectively, the “Security Documents”).

The Borrower, the Lenders and the Agents desire to amend and restate the provisions of the Original Credit Agreement pursuant to the Amended and Restated Credit Agreement of even date herewith (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the Lenders and the Agents.

In connection with the transactions contemplated by the Credit Agreement and as a condition precedent thereto, the Lenders have requested that the Grantors execute and deliver this Agreement to (a) confirm that each of the Security Documents (as amended, restated, supplemented or otherwise modified prior to or on the date hereof) remains in full force and effect, (b) confirm the validity of Liens and assignments granted pursuant to the Security Documents, and (c) confirm that the Security Documents and such Liens and assignments support or secure, and will continue to support or secure, the Obligations.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Agents and the Lenders to enter into the Credit Agreement, the parties hereto agree as follows:

Section 1.  Definitions. Each capitalized term used but not defined herein shall have the meaning assigned to it in the Credit Agreement.  Each capitalized term defined in the New York UCC (as defined in the Guarantee and Collateral Agreement) and not defined in this Agreement shall have the meaning assigned to it in the New York UCC.  All references to the Uniform Commercial Code shall mean the New York UCC.  For purposes hereof, “including” is not limiting and “or” is not exclusive.

Section 2.  Amendment to Security Documents.  Schedule II (Pledged Equity Interests; Pledged Debt Securities) to the Guarantee and Collateral Agreement is hereby amended to include the information set forth as set forth on Annex 1 hereto.

Section 3.  Reaffirmation of Security Documents.  Each of the Grantors (a) agrees that the transactions contemplated by the amendment and restatement of the Original Credit Agreement pursuant to the terms of the Credit Agreement shall not limit or diminish the obligations of the Grantors under, or release any Grantor from any obligations under, any Security Document, (b) confirms and reaffirms its obligations under each Security Document and (c) agrees that each Security Document remains in full force and effect and is hereby in all respects ratified and confirmed, including, without limitation, all schedules thereto; provided that: (i) all references therein to the “Credit Agreement” shall be deemed to be references to the Credit Agreement and (ii) all references to “Lenders” shall be deemed to be references to the Lenders under the Credit Agreement.

Section 4.  Grant of Security Interest.  In furtherance of the reaffirmations set forth in the preceding Section 3, the Grantors hereby grant to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a lien on, security interest in and right of set-off against any and all right, title and interest in and to any and all property and interests in property of the Grantors, whether now owned or existing or hereafter created, acquired or arising (all being collectively referred to herein as the “Collateral”). Each Grantor authorizes the Collateral Agent to file or record (and hereby ratifies any filing or recordation prior to the date hereof) financing statements and other filing or recording documents or instruments with respect to the Collateral containing an indication or description of the Collateral that describes such property in any manner as the Collateral Agent may reasonably determine is necessary or desirable to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent pursuant hereto and pursuant to the Security Documents, in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests in the Collateral of the Collateral Agent hereunder and under the Security Documents.

Section 5.  Reaffirmation of Guaranty.  Without limiting any other provision of this Agreement, each of the Grantors hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and consents to the amendments and modifications effected thereby.  Each of the Grantors (other than the Borrower) hereby confirms and reaffirms, both before and after giving effect to the amendment and restatement of the Original Credit Agreement pursuant to the Credit Agreement, that it is a party to and is bound by the Guarantee and Collateral Agreement as a guarantor thereunder, by virtue of its having been an original signatory thereto, and that the guaranty under the Guarantee and Collateral Agreement guarantees the Obligations.  The Guarantee and Collateral Agreement remains in full force and effect and is hereby in all respects ratified and confirmed.

Section 6.  Obligations Secured.  The Security Documents, as confirmed, ratified and reaffirmed by this Agreement, secure the Obligations.

Section 7.  No Termination.  Each of the Grantors hereby agree and acknowledge that (a) except as expressly amended hereby, the Security Documents shall continue to be, and shall remain, in full force and effect and (b) the amendment and restatement of the Original Credit Agreement will not result in the termination of the Security Documents or the release of Collateral pledged pursuant to the Security Documents.

Section 8.  Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 9.  Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 7.04 of the Guarantee and Collateral Agreement.  Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic imaging means shall be as effective as delivery of a manually signed counterpart of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

RENTECH ENERGY MIDWEST CORPORATION,

By:	/s/ Merrick Kerr
Name: Merrick Kerr
Title:

RENTECH, INC.,

By:	/s/ Merrick Kerr
Name: Merrick Kerr
Title: CFO

RENTECH DEVELOPMENT CORPORATION,

By:	/s/ Merrick Kerr
Name: Merrick Kerr
Title:

RENTECH SERVICES CORPORATION,

By:	/s/ Merrick Kerr
Name: Merrick Kerr
Title:

RENTECH ENERGY TECHNOLOGY CENTER, LLC

By:	/s/ Merrick Kerr
Name: Merrick Kerr
Title:

CREDIT SUISSE, Cayman Islands Branch, as Collateral Agent

By:	/s/ Vanessa Gomez
Name: Vanessa Gomez
Title: Director

By:	/s/ Nupur Kumar
Name: Nupur Kumar
Title: Associate

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